UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 22, 2015, as detailed below under Item 5.07, the stockholders of Spirit AeroSystems Holdings, Inc. (the “Company”) approved the Fourth Amended and Restated Bylaws of the Company (the “A&R Bylaws”) to delete certain obsolete provisions and make minor changes to certain provisions of the Company’s Third Amended and Restated Bylaws. Such deletions and changes are described in more detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on March 19, 2015. The A&R Bylaws became effective on April 22, 2015. The A&R Bylaws are filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on April 22, 2015. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results on each such matter.

1. Election of Directors. Nine persons were nominated by the Board of Directors for election as directors of the Company, each to hold office for a one year term expiring at the 2016 Annual Meeting of Stockholders and until his successor is duly elected and qualified. All of such nominees were elected. The votes cast for or withheld, as well as abstentions and broker non-votes, with respect to each nominee were as follows:

Name of Director	Votes For	Votes Withheld/Abstentions	Broker Non-Votes
Charles L. Chadwell	119,221,154	2,164,122	6,996,957
Paul Fulchino	119,440,029	1,945,247	6,996,957
Richard Gephardt	115,341,917	6,043,359	6,996,957
Robert Johnson	118,192,821	3,195,455	6,996,957
Ronald Kadish	119,879,165	1,506,111	6,996,957
Christopher E. Kubasik	119,939,825	1,445,451	6,996,957
Larry A. Lawson	119,937,388	1,447,888	6,996,957
John L. Plueger	120,020,689	1,364,587	6,996,957
Francis Raborn	119,954,670	1,430,606	6,996,957

2. Ratification of Selection of Independent Registered Public Accounting Firm. A resolution that the stockholders ratify the action of the Company’s Audit Committee in selecting Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 was submitted to, and voted upon by, the Company’s stockholders. There were 127,036,380 votes in favor of, and 89,903 votes against, said resolution. The holders of 1,255,950 votes abstained and there were no broker non-votes. Having received the affirmative majority of the votes which all stockholders present, in person or by proxy, at the Annual Meeting were entitled to cast on the matter, the resolution was adopted.

3. Approval of Proposed Fourth Amended and Restated Bylaws of the Company. A resolution that the stockholders approve the Fourth Amended and Restated Bylaws of the Company to delete certain obsolete provisions and make minor changes to certain provisions of the Company’s Third Amended and Restated Bylaws was submitted to, and voted upon by, the Company’s stockholders.  There were 126,798,944 votes in favor of, and 65,765 votes against, said resolution.  The holders of 1,517,524 votes abstained and there were no broker non-votes.  Having received the affirmative majority of the votes which all stockholders present, in person or by proxy, at the Annual Meeting were entitled to cast on the matter, the resolution was adopted.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Fourth Amended and Restated Bylaws of Spirit AeroSystems Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: April 27, 2015	By:	/s/ Jon D. Lammers
		Name:	Jon D. Lammers
		Title:	Senior Vice President, General Counsel and Secretary